Exhibit 99.1

COLONY STARWOOD HOMES ANNOUNCES CLOSING OF $7.7 BILLION MERGER OF

STARWOOD WAYPOINT RESIDENTIAL TRUST WITH COLONY AMERICAN HOMES,

CREATING THE PREMIER SINGLE-FAMILY REIT

- Merger Creates Single-Family Rental REIT of 30,000+ Homes With Substantial Scale and Strategic Market Density -

- Completed Internalization of SWAY Manager -

- Significant Expected Identified Synergies of Approximately $50 Million on a Normalized Annual Basis -

- Shares of Combined Company Will Trade Under New Ticker Symbol “SFR” -

Scottsdale, Arizona (January 5, 2016) – Colony Starwood Homes (NYSE: SFR) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced the completion of the merger between Starwood Waypoint Residential Trust (“SWAY”) and Colony American Homes (“CAH”) and the internalization of SWAY’s manager, forming a combined company with a combined asset value of approximately $7.7 billion. The merger and the internalization were approved by SWAY’s shareholders at a meeting held on December 17, 2015. In connection with the merger, SWAY has been renamed Colony Starwood Homes and will trade under the ticker symbol “SFR” on the New York Stock Exchange effective January 6, 2016. The Company will maintain its existing “Waypoint Homes” consumer brand.

Barry Sternlicht, Co-Chairman of the Company’s Board of Trustees (the “Board”), said, “This transformative merger establishes Colony Starwood Homes as the premier single-family REIT, with the scale, balance sheet strength and operating capability to seek to deliver industry-leading returns on equity, supported by a stable and growing dividend, to our shareholders in the coming years.”

Thomas J. Barrack, Jr., Co-Chairman of the Board, added “By combining these two leading organizations, with over 30,000 homes concentrated in our top 10 markets, we expect to unlock the strategic and operational benefits envisioned when we structured this transaction.”

“We have been making significant progress on our integration,” said Fred Tuomi, Chief Executive Officer (“CEO”) of Colony Starwood Homes. “We now expect to achieve 70% of the estimated $50 million projected run-rate synergies by the end of the first quarter 2016. This pace of cost savings is well ahead of our initial expectations and reflects the dedication and hard work of our entire organization. The combined company is especially well positioned to drive operational efficiencies, with the strongest portfolio density in the sector and approximately 90% of homes in our top 10 markets, and more than 2,700 homes in each market. The Company owns approximately 9,000 homes in Florida, 5,700 in Georgia, 5,000 in Texas, and over 3,600 in California, further illustrating our unique market selection, scale and density.”

Leadership and Organization

Fred Tuomi, formerly President and Chief Operating Officer (“COO”) of CAH, is the CEO of the Company and Arik Prawer, formerly Chief Financial Officer (“CFO”) of CAH, is the CFO of the Company. Charles Young, formerly COO of SWAY, remains as COO of the Company.

Barry Sternlicht, CEO and Chairman of Starwood Capital Group and the former Chairman of SWAY’s board, along with Thomas J. Barrack, Jr., Executive Chairman of Colony Capital and the former Chairman of CAH’s board, are Co-Chairmen of the Board. Richard Bronson, Michael Fascitelli, and Jeffrey Kelter will remain on the Board as independent trustees. Robert Best, Thomas Knapp, John Steffens and J. Ronald Terwilliger, all former directors of CAH, have joined the Board as independent trustees. Thomas Bowers, COO at Starwood Capital Group, Justin Chang, the former CEO of CAH and a former director of CAH, and Richard Saltzman, the former Vice-Chairman of CAH’s board, have also joined the Board.

Anticipated Synergies and Financial Reporting

The Company currently expects to achieve significant identified synergies of approximately $50 million on a normalized annual basis resulting from operating property-level and G&A cost savings and the internalization of SWAY’s manager. The Company now believes that it will achieve 70% of run-rate savings by end of the first quarter 2016 and 100% realized by year-end 2017.

Due to the timing of the closing of the merger on January 5, 2016, the Company’s financial reporting for the fiscal year ended December 31, 2015 will consist of SWAY’s results and will not include CAH’s results for any periods prior to the closing of the merger.

Details of Transactions

In connection with the merger between SWAY and CAH, 64,869,526 common shares of the Company were issued to the former CAH investors. Former CAH equityholders hold approximately 59% of the Company’s equity as a result of the merger, with continuing SWAY shareholders holding approximately 35% of the Company and Starwood Capital Group Global, L.P., the former owner of SWAY’s manager, holding approximately 6% of the Company, on a fully diluted basis.

Immediately prior to the completion of the merger, the Company internalized its manager through the acquisition of SWAY Management LLC in exchange for the issuance to Starwood Capital Group Global, L.P. of 6.4 million common units of Colony Starwood Homes Partnership, L.P., which under certain circumstances are redeemable for the Company’s common shares on a one-for-one basis.

Advisors

SWAY was advised by Moelis & Company and Sidley Austin LLP. CAH was advised by Morgan Stanley & Co. LLC, Skadden, Arps, Slate, Meagher & Flom LLP and Clifford Chance US LLP as tax counsel to CAH. The Special Committee of the Board of Trustees of SWAY was advised by Wells Fargo Securities and Wachtell, Lipton, Rosen & Katz.

About Colony Starwood Homes

Colony Starwood Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Colony Starwood Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Colony Starwood Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.colonystarwood.com.

Forward-Looking Statements

The statements herein that are not historical facts, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “projects,” “forecasts,” “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as its ability to make distributions to its shareholders, include, but are not limited to: failure to plan and manage the internalization of SWAY’s manager or the merger (the “Transactions”) effectively and efficiently; the possibility that the anticipated benefits from the Transactions may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the Transactions; the outcome of any legal proceedings that have been instituted against the Company or others following announcement or completion of the Transactions; expectations regarding the timing of generating additional revenues; changes in the Company’s business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objective and business and growth strategies; the impact of changes to the supply of, value of and the returns on non-performing loans (“NPLs”); the Company’s ability to convert the homes and NPLs it acquires into rental homes generating attractive returns; the Company’s ability to successfully modify or otherwise resolve NPLs; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest ; the timing of cash flows, if any, from the Company’s investments; unanticipated increases in financing and other costs; the Company’s expected leverage; effects of derivative and hedging transactions; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S. government and changes to U.S. government policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws and rates and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for it and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Furthermore, except as required by law, the Company is under no duty to, and it does not intend to, update any of its forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

John Christie

Phone: 510-982-5470

Email: IR@colonystarwood.com

Media Relations

Jason Chudoba

Phone: 646-277-1249

Email: Jason.chudoba@icrinc.com

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